UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 22, 2024

Date of Report (Date of earliest event reported)

Yotta Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41357	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 301 New York, NY 10036	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	YOTAU	The Nasdaq Stock Market LLC
Common Stock	YOTA	The Nasdaq Stock Market LLC
Warrants	YOTAW	The Nasdaq Stock Market LLC
Rights	YOTAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

As approved by its stockholders at the annual meeting of stockholders held on August 22, 2024 (the “Annual Meeting”), Yotta Acquisition Corporation (“YOTA”) entered into an amendment to the Investment Management Trust Agreement, with Continental Stock Transfer & Trust Company (the “Trust Amendment”) dated as of August 22, 2024. Pursuant to the Trust Amendment, YOTA has the right to extend the time for YOTA to complete its business combination (the “Business Combination Period”) under the Trust Agreement for a period of 14 months from August 22, 2024 to October 22, 2025 and to the extent YOTA’s Amended and Restated Certificate of Incorporation is amended to extend the Business Combination Period, by depositing an amount equal to $0.04 multiplied by the number of shares of common stock sold to the public in YOTA’s initial public offering (the “IPO”) and that remain outstanding after giving effect to the shares that are redeemed in connection with the vote on the Trust Amendment for each one month extended (“Trust Account”). The foregoing description of the Trust Amendment is qualified in its entirety by reference to the full text of the Trust Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

As approved by its stockholders at the Annual Meeting, YOTA filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on August 22, 2024 giving YOTA the right to extend the Business Combination Period from August 22, 2024 to October 22, 2025.

The foregoing description of YOTA’s Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of YOTA’s Amended and Restated Certificate of Incorporation, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 22, 2024, YOTA held the previously adjourned Annual Meeting. On July 18, 2024, the record date for the Annual Meeting, there were 3,944,835 shares of common stock of YOTA entitled to be voted at the Annual Meeting, of which 3,314,148, or approximately 84.01% of the total outstanding shares of common stock of YOTA, were represented in person or by proxy; therefore, a quorum was present.

1.	Extension Amendment

Stockholders approved the proposal to amend YOTA’s amended and restated certificate of incorporation, as amended, to extend the date by which YOTA has to consummate a business combination from August 22, 2024 to October 22, 2025. Adoption of this proposal required approval by the affirmative vote of at least a majority of YOTA’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN
3,307,614	6,534	0

2.	Trust Amendment

Stockholders approved the proposal to amend YOTA’s Investment Management Trust Agreement by and between YOTA and Continental Stock Transfer & Trust Company, dated as of March 16, 2022, as amended on April 19, 2023 and September 22, 2023, giving YOTA the right to extend the Business Combination Period from August 22, 2024 to October 22, 2025 and to the extent YOTA’s Amended and Restated Certificate of Incorporation is amended to extend the Business Combination Period by depositing an amount equal to $0.04 multiplied by the number of shares of common stock sold to the public in YOTA’s initial public offering and that remain outstanding after giving effect to the shares that are redeemed in connection with the vote on the Trust Amendment for each one month extended. Adoption of the Trust Amendment required approval by the affirmative vote of at least 50% of the shares of common stock sold in the IPO. The voting results were as follows:

FOR	AGAINST	ABSTAIN
439,318	6,534	0

3.	Election of Directors

At the Annual Meeting, all of the following five nominees were elected to YOTA’s Board of Directors, in accordance with the voting results listed below, to serve until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Withheld	Broker Non-Vote
Hui Chen	3,312,720	1,428	0
Robert L. Labbe	3,312,709	1,439	0
Brandon Miller	3,312,709	1,439	0
Daniel M. McCabe	3,312,709	1,439	0
Qi Gong	3,312,720	1,428	0

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Annual Meeting, 262,231 shares were tendered for redemption, resulting in an approximate withdrawal of $2,942,232 out of the Trust Account.

YOTA has deposited the initial payment of $18,564.20 in the Trust Account, to initially extend the date by which the Company can complete an initial business combination by one month to September 22, 2024.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of YOTA dated August 22, 2024
10.1	Amendment to the Investment Management Trust Agreement between YOTA and Continental Stock Transfer & Trust Company dated August 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2024	Yotta Acquisition Corporation

	By:	/s/ Hui Chen
	Name:	Hui Chen
	Title:	Chief Executive Officer

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